UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2010

INTERPHASE CORPORATION
(Exact name of registrant as specified in its charter)

Texas	0-13071	75-1549797
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2901 North Dallas Parkway, Suite 200, Plano, Texas	75093
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 654-5000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.

On September 30, 2010, Interphase Corporation initiated a project intended to result in savings of approximately $5.5 million in annualized operating costs. These actions will aim to:

•	Mitigate gross margin erosion by reducing its manufacturing and procurement costs.

•	Streamline research and development expense and focus its remaining resources on key strategic growth areas.

•	Reduce selling and administrative expenses through product rationalization and consolidation of support functions.

As part of this project, Interphase expects to reduce the number of its employees by 20% to 30%. The company will seek savings in infrastructure and discretionary spending. The company expects to record a restructuring charge in the third quarter of 2010 in the range of $3 million to $4 million, almost all of which will result in anticipated future cash expenditures to cover employee severance and benefits and other related costs. The company expects to complete the actions associated with the plan by the second quarter of 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interphase Corporation

	By:	/s/ Thomas N. Tipton Jr.

Date: October 5, 2010		Title: Chief Financial Officer, Vice President of Finance and Treasurer